Exhibit 99.1

NVR, Inc. Announces Pricing of

$600 Million of Senior Notes Due 2022

RESTON, Va., September 5, 2012 — NVR, Inc. (NYSE:NVR), one of the nation’s largest homebuilding companies, announced the pricing of its underwritten public offering of $600 million aggregate principal amount of senior notes. The senior notes will bear interest at a rate of 3.95% per year and will mature in 2022. Interest on the notes is payable on March 15 and September 15 of each year, beginning on March 15, 2013. The notes will be unsecured, unsubordinated obligations of NVR. The closing of the offering is expected to occur on September 10, 2012, subject to customary closing conditions.

NVR estimates that the net proceeds of this offering will be approximately $593.7 million, after deducting the underwriting discounts and estimated offering expenses. NVR intends to use the net proceeds from the offering for general corporate purposes, which may include repurchases of its common shares.

The offering is being made pursuant to an automatic shelf registration statement filed with the Securities and Exchange Commission on September 5, 2012. A prospectus supplement and related prospectus relating to the public offering have been filed with the Securities and Exchange Commission.

Credit Suisse Securities (USA) LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC are serving as joint book-running managers for the offering.

The offering may be made only by means of the prospectus supplement and accompanying prospectus. A copy of the prospectus and related prospectus supplement may be obtained from Credit Suisse Securities (USA) LLC at Attention: Prospectus Department, One Madison Avenue, New York, New York 10010 or by calling toll-free 1-800-221-1037 or by emailing: newyork.prospectus@credit-suisse.com; from Merrill Lynch, Pierce, Fenner & Smith Incorporated at BofA Merrill Lynch, Attention: Prospectus Department, 222 Broadway, 7th Floor, New York, New York 10038 or by emailing: dg.prospectus_requests@baml.com; or from Wells Fargo Securities, LLC at 1525 West W.T. Harris Blvd, NC0675, Charlotte, North Carolina 28262, Attention: Capital Markets Client Support or by calling toll-free 1-800-326-5897 or by emailing: cmclientsupport@wellsfargo.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any jurisdiction.

About NVR

NVR, Inc. operates in two business segments: homebuilding and mortgage banking. The homebuilding unit sells and builds homes under the Ryan Homes, NVHomes and Fox Ridge Homes trade names, and operates in twenty-seven metropolitan areas in fifteen states.

Forward-Looking Statements

Some of the statements in this release made by NVR constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Certain, but not necessarily all, of such forward-looking statements can be identified by the use of forward-looking terminology, such as “believes,” “expects,” “may,” “will,” “should,” or “anticipates” or the negative thereof or other comparable terminology. All statements other than of historical facts are forward-looking statements. Forward-looking statements contained in this document include any statements regarding market trends, NVR’s financial position, business strategy, the outcome of pending litigation, investigations or similar contingencies, projected plans and objectives of management for future operations. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results or performance of NVR to be materially different from future results, performance or achievements expressed or implied by the forward-looking statements. Such risk factors include, but are not limited to the following: general economic and business conditions (on both a national and regional level); interest rate changes; access to suitable financing by NVR and NVR’s customers; increased regulation in the mortgage banking industry; the ability of our mortgage banking subsidiary to sell loans it originates into the secondary market; competition; the availability and cost of land and other raw materials used by NVR in its homebuilding operations; shortages of labor; weather related slow-downs; building moratoriums; governmental regulation; fluctuation and volatility of stock and other financial markets; mortgage financing availability; and other factors over which NVR has little or no control. NVR undertakes no obligation to update such forward-looking statements except as required by law.